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                                                                    EXHIBIT 10.3


                                LICENSE AGREEMENT

THIS AGREEMENT, is made by and between:

Creative Products International, Inc. ("Creative), a corporation, organized and existing under the laws of Delaware, located at P.O. Box 9288, Seattle, Washington 98109, and Caring Products International, Inc. ("Caring"), a corporation, organized and existing under the laws of Delaware, located at 200 First Avenue West, 2nd Floor, Seattle, Washington 98119;

WHEREAS, Creative is the owner of a certain Patent (as defined below); and

WHEREAS, Caring wishes to acquire the right to use such Patent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS
As used in this Agreement, the following terms shall have the meaning as set forth below:

1.01 "Patent" or "Licensed Patent" means U.S. Patent Number 5,360,522 issued on November 1, 1994.

1.02 "Licensed Products" shall mean adult pant-sized goods within the Licensed Field whose manufacture, use, importation, offer for sale, and/or sale is covered by one or more of the claims of the Licensed Patent.

1.03 "Licensed Field" shall mean the adult incontinence market. For the purpose of this Agreement, "Adult Incontinence" is defined as the temporary or permanent loss of bladder function of men and women over the age of 21. The following markets are specifically excluded from the Licensed Field: children's toilet training, handicapped children including those wearing adult-sized incontinence products of any type, child bed wetters, infant diaper use, control of excess fluids caused by menstruation or hemorrhaging, fecal incontinence, or any other market other than Adult Incontinence as defined above.

1.04 "Effective Date" shall mean that date of execution of the last party to execute this Agreement, as shown on the execution page.

1.05 "Maintenance Costs" shall mean all government, maintenance, renewal, issue, extension fees, annuities, and attorneys' fees, and all other expenses and costs incurred in maintaining the Licensed Patents in full force and effect as set forth in Section 8 below.





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1.06 "Confidential Information" shall mean any and all inventions, ideas, processes, methods, prototypes, designs, drawings, specifications, documentation, instructions, and any and all technical, trade, marketing, manufacturing, production, customer, pricing, margin, distribution, business, sales, and other information obtained by Caring from Creative under the terms of this Agreement.

1.07 "Improvements" shall mean all modifications, improvements, variations, enhancements, refinements, or developments made by Caring to the Licensed Product.

2. GRANT OF LICENSE

Creative grants to Caring a worldwide, exclusive, nontransferable, non-assignable royalty-free license to offer for sale, import, manufacture, have manufactured, use, and/or sell Licensed Products in the Licensed Field

3. IMPROVEMENTS

No Improvements may be made without the express consent of Creative. Any such Improvements made by Caring shall be the sole and exclusive property of Creative. Creative hereby grants and agrees to grant to Caring a non-exclusive license for any such Improvements developed by Caring.

4. OWNERSHIP OF PATENT

Caring acknowledges the ownership of the Patent by Creative, will do nothing inconsistent with such ownership, and will assist Creative in recording this Agreement with appropriate government authorities if so requested by Creative. Nothing in this License shall give Caring any right, title, or interest in the Patent other than the right to use the Patent in accordance with this License, and Caring will not attack the title of Creative to the Patent or attack the validity of this License.

5. FORM OF USE

Caring agrees to mark permanently and legibly all products and documentation imported, manufactured, offered for sale, or sold by it under this Agreement with such patent notice as may be permitted or required under Title 35 of the United States Code.

6. INFRINGEMENT PROCEEDINGS

6.01 Caring agrees to notify Creative in writing of any unauthorized use or other suspected infringement of the Licensed Patent by others promptly as it comes to Caring's attention. Creative may bring, in its sole discretion, appropriate proceedings against such infringers. Any such suit shall be prosecuted wherever possible in the name of Creative and by its counsel, and the expenses of any such suit shall be borne by Creative. Creative shall not be liable in any way to Caring for taking or for not taking any action regarding such actual or suspected infringement.




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6.02 Caring shall not be entitled to take or institute any action thereon, either by way of informal protest or legal, equitable or criminal proceedings, without express written approval unless, after notice by Caring, Creative fails to take reasonable action to protect the Patent and such failure may lead to an impairment of Caring's rights under this Agreement. In such case, the costs shall be borne entirely by Caring. Creative shall execute all papers necessary in connection with such suit and shall testify in any such suit whenever required to do so by Caring all, however, at the expense of Caring with respect to travel and similar out-of-pocket disbursements.

7. TERM

This Agreement shall begin on the Effective Date and shall expire on the expiry date of the Licensed Patent unless sooner terminated as provided for herein.

8. PROSECUTION AND MAINTENANCE

8.01 Creative, at its sole cost and expense, shall take or cause to be taken all actions necessary or otherwise required to maintain in full force and effect, the Licensed Patent including the payment of all maintenance fees, and the submission, filing, and recordation of all necessary papers, documents, arguments, and the like, for the Licensed Patent.

8.02 Creative is under no obligation to file for patent protection outside the United States. Should Caring wish to file for such protection, it may, after notifying Creative in writing, do so at its own expense in the name of Creative Products.

9. CONFIDENTIALITY AND NON-USE

9.01 Caring shall not disclose, disseminate and/or in any way make available to any third parties or use any Confidential Information provided by Creative, provided, however, that disclosure and use may be made of any such Confidential Information at any time if Caring can prove: (i) that it first obtained the prior written consent of Creative for such disclosure or use; or (ii) the Confidential Information has become generally publicly known in the industry through no fault of Caring; or (iii) the Confidential Information was provided to Caring by a third-party having no duty to retain such Confidential Information in confidence; or (iv) the Confidential Information was independently developed by Caring without the use or benefit of any Confidential Information disclosed to it under this Agreement.

9.02 Caring shall use reasonable and appropriate care to avoid unauthorized disclosure, access and/or dissemination of any Confidential Information. Prohibition of disclosure and use of Confidential Information shall not apply to disclosure by Caring to, or use by, its employees and agents, provided that such disclosure or use is reasonably necessary under this Agreement and provided that Caring secures written confidentiality and non-use agreements for all such employees and agents whereby each such person agrees to be bound by the confidentiality and non-use terms and provisions of this Agreement.

9.03 The terms, provisions and conditions of this Section 9 shall survive the expiration and/or termination of this Agreement.


10. TERMINATION FOR CAUSE

10.01 Except as may otherwise be expressly provided in this Agreement, in the event either party hereto shall materially breach or default in the performance of any of the terms, conditions or obligations to be performed by it hereunder, and if such breach or default is not cured within thirty (30) days after the breaching or defaulting party receives written notice from the other party of such material breach or default, then and in any such event, the non-breaching or defaulting party may immediately terminate this Agreement and all of the rights and obligations hereunder (except as otherwise expressly provided by this Agreement).




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10.02. In the event Caring sells all or substantially all of its business, ceases doing business, and/or otherwise winds up its business this Agreement shall terminate immediately without notice or need of any further action by any party hereto.

10.03 Creative shall have the right to terminate this Agreement upon thirty (30) days written notice to Caring in the event of any affirmative act of insolvency by Caring, or upon the appointment of any receiver or trustee to take possession of the properties of Caring or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of Caring, or upon breach of any of the provisions hereof by Caring.

10.04 Creative shall have the right to terminate this Agreement upon thirty (30) days written notice to Caring in the event that Caring fails to market any Licensed Product within the Licensed Field within a period of two years from the Effective Date of this Agreement.

11. EFFECT OF TERMINATION

11.01 Upon termination of this Agreement Caring agrees: (a) to immediately discontinue all use of the Patent, (b) to cooperate with Creative or its appointed agent to apply to the appropriate authorities to cancel any recording of this Agreement from all government records, and (c) that all rights in the Patent shall continue to remain the sole and exclusive property of Creative and that Caring shall have no rights of any kind in the Patent.

11.02 In the event of any termination for cause, in addition to the other rights and remedies granted in this Agreement, Creative may exercise all remedies available to it at law or in equity.

12. WARRANTIES

Nothing in this Agreement shall be deemed to be a representation or warranty by Creative (a) of the validity or scope of the Patent; (b) that anything imported, made, used, offered for sale, sold, or otherwise disposed of is or will be free from infringement of patents of third persons; (c) that any process performed under any license granted in this Agreement is or will be free from infringement of patents of third parties; (d) of the accuracy, safety, or usefulness for any purpose, of any patent any time made available by Creative. Caring assumes the risk of all of its activities hereunder, including use of the Patent and the importing, manufacture, use, offering for sale, or sale of the Licensed Products.

13. ASSIGNMENTS

This Agreement and/or the rights and licenses granted herein may not be assigned and/or otherwise transferred by Caring without the prior written consent of Creative.

14. RELATIONSHIP OF THE PARTIES

Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Neither Caring nor Creative shall have any right, power, or authority to act as a legal representative of the other, and neither party shall have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner for any purpose whatsoever.

15. SEVERABILITY

If any part, term, or provision of this Agreement shall for any reason be found invalid, illegal, unenforceable, or in conflict with any valid controlling law, such term or provision shall be separated from this Agreement and such invalidity, illegality or unenforceability shall not affect any other term or provision hereof and this Agreement shall






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be interrupted construed as if such term or provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein.

16. WAIVER, INTEGRATION, ALTERATION

16.01 Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute, or be held to be, a waiver of any other or subsequent breach, or to affect in any way the effectiveness of such provision. Failure by either party to object to a breach by the other party shall not constitute or be held to be a waiver of the party's right to later object to, or to terminate this Agreement, due to any other breach or subsequent breach.

16.02 Integration. This Agreement contains the entire agreement between the parties and supersedes all other agreements, representations, and warranties, expressed or implied, between the parties concerning the Licensed Patent and Licensed Products.

16.03 Alteration. Any modification or amendment of this Agreement shall be effective only if made in writing and signed by both parties hereto.

17. INTERPRETATION OF AGREEMENT

Caring and Creative each understand, acknowledge and agree that this Agreement is and shall be deemed to have been negotiated, signed and entered into in New York, New York, United States of America. This Agreement shall be construed and governed in accordance with the laws of the State of Washington, United States of America, without regard to the rules of conflicts of law, except as to any provisions hereof that are governed by the laws of the United States of America, in which case that U.S. law shall govern. The parties agree that any lawsuit or dispute relating to the enforcement, interpretation, or construction of this Agreement shall be brought only in a United States District Court in Seattle, Washington, and/or, if applicable, a State court in the County of King, State of Washington hereby consent to exclusive personal jurisdiction by such courts, and agree that venue is proper only in such court(s). The parties hereby waive all objection to such jurisdiction and venue.

18. NOTICES. Any communications or notices required or permitted to be given under this Agreement shall be in writing and will be deemed sufficiently given if delivered personally, sent by documented overnight delivery service, mailed by certified mail, or to the extent that receipt is confirmed, telecopy, telefax or other electronic transmission service, addressed to the party concerned as follows:

         If to Creative:

                           Ms. Susan Schreter
                         --------------------------------
                           5843 Woodlawn Avenue
                         --------------------------------
                           Seattle, Washington 98103
                         --------------------------------

                  Facsimile:        (206) 523-5706
                            -----------------------------
                  Telephone number: (206) 523-7065
                                   ----------------------
                  with a copy to:

                           Steven A. Saide, Esq.
                         --------------------------------
                           Bryan Cave, LLP
                         --------------------------------
                           245 Park Avenue
                         --------------------------------
                           New York, New York 10167
                         --------------------------------

                  Facsimile:        (212) 692-1900
                            -----------------------------
                  Telephone number: (212) 692-1852
                                   ----------------------

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         If to Caring:

                           200 First Avenue West
                         --------------------------------
                           Seattle, Washington 98119
                         --------------------------------

                  Facsimile:        (206) 282-6337
                            -----------------------------
                  Telephone number: (206) 282-6040
                                   ----------------------

19. BINDING

This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns.

20. HEADINGS

All Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such Sections.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date below their respective signatures.

CREATIVE PRODUCTS INTERNATIONAL, INC.




     /s/ Susan Schreter
  --------------------------------------

By:      Susan Schreter
Title:   Chairman of the Board
Date:    June 30, 1999
     -----------------------------------

CARING PRODUCTS INTERNATIONAL, INC.


     /s/ Susan Schreter
  --------------------------------------

By:      Susan Schreter
Title:   President
Date:    June 30, 1999
     -----------------------------------


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